Filed pursuant to Rule 424(b)(5)
Registration No. 333-286316

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 9, 2025)

GCT SEMICONDUCTOR HOLDING, INC.

$20,000,000 Principal Amount of Convertible Promissory Notes

and

Common Stock Underlying Convertible Promissory Notes

We are offering by this prospectus supplement (i) up to $20,000,000 aggregate principal amount of a series of unsecured, interest-free mandatory convertible promissory notes (the “Convertible Notes”) to Obsidian Global GP LLC (the “Investor”), and (ii) the shares of common stock issuable from time to time upon conversion of the Convertible Notes.

On March 25, 2026, we entered into a Convertible Promissory Note Purchase Agreement (the “Purchase Agreement”) with the Investor pursuant to which the Company may issue and sell, from time to time, to the Investor convertible promissory notes in an aggregate principal amount of up to $20,000,000. The Convertible Notes will be issued from time to time in tranches of up to $500,000 per advance, with each advance funded at a purchase price equal to 96.5% of the principal amount (reflecting a 3.5% original issue discount). The Convertible Notes will bear no interest and will mature 24 months from the date of issuance, at which time any outstanding amounts will automatically convert unless earlier converted or redeemed in accordance with their terms. The Convertible Notes will be convertible, at the option of the holder at any time, into shares of the Company’s common stock at a conversion price equal to 95% of the average volume weighted average price of the Company’s common stock during the three trading days immediately preceding the date of the applicable conversion notice, subject to customary beneficial ownership and exchange cap limitations. For a more detailed description of the Purchase Agreement and the Convertible Notes, please see our Annual Report on Form 10-K filed with the SEC on March 25, 2026, which we incorporate herein by reference.

We may draw an initial advance of up to $500,000 upon the filing of this prospectus supplement under Rule 424(b)(5) in connection with our effective shelf registration statement on Form S-3 (File No. 333-286316), originally filed on April 1, 2025 and declared effective on April 9, 2025. Beginning on the eleventh trading day following the closing of the initial advance, we may, from time to time and in our discretion, submit purchase notices to the investor for additional advances of up to $500,000 per advance, subject to the terms and conditions of the purchase agreement, including limitations on frequency, pricing conditions, and the investor’s right to decline any such request. We are not obligated to request any additional advances, and the timing and amount of any such advances will be determined by us in our sole discretion.

The Investor may convert the outstanding principal of each Convertible Note at any time prior to maturity at a conversion price equal to 95% of the average volume-weighted average price (“VWAP”) of our common stock during the three trading days immediately preceding the date on which the Investor delivers a notice of conversion. Conversion of each Convertible Note will be mandatory at maturity or upon a Change of Control (as defined in the Convertible Note, unless we have delivered a redemption notice in accordance with the terms of the Convertible Note. We may redeem all or a portion of any Convertible Note for cash beginning 12 months after issuance at a premium of 7% of the principal amount if redeemed between 12 months and prior to 18 months from issuance, or 14% of the principal amount if redeemed on or after 18 months but prior to maturity.

We have agreed to maintain, at all times while any Convertible Notes are outstanding, a reserve of authorized but unissued shares of common stock equal to at least two times the number of shares issuable upon full conversion of all outstanding Convertible Notes.

The registration of the issuance of common stock hereunder does not necessarily mean that the Investor will convert any Convertible Notes. We will not receive any proceeds from the issuance of shares upon conversion of the Convertible Notes, but we will receive proceeds from the sale of Convertible Notes issued to the Investor pursuant to the Purchase Agreement. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including repayment of certain outstanding indebtedness. We have agreed to pay certain expenses relating to the registration of such shares with the U.S. Securities and Exchange Commission. See “Plan of Distribution” in this prospectus supplement.

No public market currently exists for the Convertible Notes, and we do not intend to apply to list the Convertible Notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is listed on The New York Stock Exchange (the “NYSE”), under the symbol “GCTS.” On March 25, 2026, the closing price of our common stock on the NYSE was $1.30 per share.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and any risk factors that are included in our filings with the Securities and Exchange Commission, or the SEC, that are incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 25, 2026.

The distribution of this prospectus supplement and sale of these securities in certain jurisdictions may be restricted. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that forms a part of our effective registration statement on Form S-3 (File No. 333-286316). The accompanying prospectus, dated April 9, 2025, and this prospectus supplement are part of a “shelf” registration process under the Securities Act of 1933. Under this shelf registration statement, we may offer and sell from time to time, in one or more offerings, the securities described in the accompanying prospectus. This prospectus supplement provides specific information about the offering of the Convertible Notes and the shares of common stock issuable upon their conversion and should be read together with the accompanying prospectus and the documents incorporated by reference.

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

We have not authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We do not take responsibility for, or provide assurances as to, the reliability of any other information that others may give you.

We are offering the Convertible Notes, which are convertible into shares of our common stock, directly to the investors in the Convertible Notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the Convertible Notes. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus, before investing in our Convertible Notes.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus supplement to “GCT,” the “company,” “we,” “us” and “our” refer to GCT Semiconductor Holding, Inc. and its consolidated subsidiaries.

GCT and the GCT logo are our trademarks. This prospectus supplement, accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may also contain trademarks and trade names that are the property of their respective owners.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before investing in our securities, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section under the heading “Risk Factors” in this prospectus supplement beginning on page S-5 and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and the documents we have incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the financial statements and accompanying notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

Business Summary

Company Overview

GCT Semiconductor Holding, Inc. (“GCT”) was founded in Silicon Valley, California in 1998 and is a fabless semiconductor company that specializes in the design, manufacturing and sale of communication semiconductors, including high-speed wireless communication technologies such as 5G/4.75G/4.5G/4G transceivers (“RF”) and modems, which are essential for a wide variety of industrial, B2B and consumer applications. We have successfully developed and supplied communication semiconductor chipsets and modules to leading wireless operators worldwide, as well as to original design manufacturers (“ODMs”) and original equipment manufacturers (“OEMs”) for portable wireless routers (e.g., Mobile Router/MiFi), indoor and outdoor fixed wireless routers (e.g., CPE), industrial machine-to-machine (“M2M”) applications and smartphones.

We oversee sales, marketing, and accounting operations from our headquarters in San Jose, California. We conduct product design, development, and customer support through our fully owned subsidiaries, GCT Research, Inc. (“GCT R”) and MTH, Inc., both of which are located in South Korea. GCT R serves as our research and development center. In addition, we utilize separate sales offices for local technical support and sales in Taiwan, China, and Japan.

Our current product portfolio includes RF and modem chipsets based on 4th generation (“4G”), known as Long Term Evolution (“LTE”), technology offering a variety of chipsets differentiated by speed and functionality. These include 4G LTE, 4.5G LTE Advanced (twice the speed of LTE), and 4.75G LTE Advanced-Pro (four times the speed of LTE) chipsets. We also develop and sell cellular IoT chipsets for low-speed mobile networks such as eMTC/NB- IOT/Sigfox, and other network protocols.

Corporate Information

Our principal executive offices are located at 2290 North 1st Street, Suite 201 San Jose, CA 95131, and our telephone number is (408) 434-6040.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recent completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

The summary below contains basic information about the Convertible Notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the Convertible Notes, please refer to the section of this prospectus supplement entitled “Description of Notes” on page S-11.

Securities Offered:
Up to $20,000,000 aggregate principal amount of unsecured, interest-free mandatory convertible promissory notes (the “Convertible Notes”). This prospectus supplement also relates to the shares of our common stock issuable from time to time upon conversion of the Convertible Notes.

Maturity:	Unless earlier converted or redeemed, each Convertible Note will mature 24 months from its issuance date.

Interest on the Convertible Notes:	The Convertible Notes will bear no interest (0.00%).

Ranking:	The Convertible Notes are our unsecured obligations and will rank pari passu with all of our other unsecured indebtedness.

Conversion at Option of Holder:
The Investor may convert all or any portion of the outstanding principal of a Convertible Note at any time prior to maturity. Upon conversion, shares will be issued equal to the conversion amount divided by the conversion price (95% of the three-day VWAP preceding the conversion notice), subject to customary limitations.

Conversion:
The Conversion Price will equal 95.00% of the average volume-weighted average price (“VWAP”) of our common stock during the three trading days immediately preceding the date of the Investor’s delivery of a conversion notice.

Mandatory Conversion at Maturity:	Each Convertible Note will be mandatorily converted at maturity unless we have elected to redeem the outstanding principal in cash in accordance with its terms.

Beneficial Ownership Limitation:
Conversions are prohibited to the extent they would cause the Investor, together with its affiliates, to beneficially own more than 4.99% of our outstanding common stock, which limit may be increased to up to 9.99% upon 61 days’ prior written notice. Conversions are also prohibited to the extent the aggregate number of shares issued pursuant to the Convertible Notes would exceed the maximum number of shares issuable without shareholder approval under applicable NYSE rules.

Issuer Redemption Rights:
We may redeem all or a portion of any Convertible Note for cash (i) at a premium of 7% of the principal amount if redeemed between 12 and 18 months after issuance and (ii) at a premium of 14% of the principal amount if redeemed on or after 18 months after issuance and prior to maturity.

Use of Proceeds:
We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including repayment of certain outstanding indebtedness. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors:
Investing in our securities involves significant risks. See “Risk Factors” on page S-5 of this prospectus supplement and in the documents incorporated by reference herein and in the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

NYSE Trading Symbol for Our Common Stock:	“GCTS”

The common stock outstanding after the offering is based on 72,494,116 shares of our Common Stock outstanding as of March 19, 2026 and excludes the following:

•	2,254,218 shares of our Common Stock reserved for future issuance under our 2024 Incentive Compensation Plan;

•	600,000 shares of our Common Stock reserved for future issuance under our 2024 Employee Stock Purchase Plan;

•	345,012 shares of our Common Stock issuable upon exercise of outstanding options at a weighted-average exercise price of $0.11 per share;

•	191,986 shares of our Common Stock subject to restricted stock units awarded under our 2011 Incentive Compensation Plan;

•	1,160,843 shares of our Common Stock subject to restricted stock units awarded under our 2024 Incentive Compensation Plan; and

•	42,917,875 shares of our Common Stock issuable upon exercise of outstanding warrants at a weighted-average exercise price of $7.49 per share.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference in this prospectus supplement and the accompanying prospectus, any amendment or update thereto reflected in our subsequent filings with the SEC, and all of the other information in this prospectus supplement and the accompanying prospectus and the documents that we have incorporated by reference herein and therein, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to this Offering

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” in this prospectus supplement, we will have considerable discretion in the application of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market could cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock, and the sale of substantial amounts of our common stock could adversely impact its price. As of March 19, 2026, we had outstanding approximately 72,494,116 shares of Common Stock. As of that date, we had 2,254,218 shares of Common Stock reserved for future issuance under our 2024 Incentive Compensation Plan, 600,000 shares of Common Stock reserved for future issuance under our 2024 Employee Stock Purchase Plan, outstanding options to purchase approximately 345,012 shares of Common Stock at a weighted-average exercise price of $0.11 per share, unsettled RSUs covering approximately 191,986 shares of Common Stock awarded under our 2011 Incentive Compensation Plan and approximately 1,160,843 shares of Common Stock awarded under our 2024 Incentive Compensation Plan, and outstanding warrants to purchase an aggregate of approximately 42,917,875 shares of Common Stock at a weighted-average exercise price of $7.49 per share. All of the shares of our outstanding common stock are freely transferable, subject, in certain cases, to compliance with Rule 144 by affiliates. We have also registered shares of our common stock that we have issued and may in the future issue under our employee equity incentive plans, which shares may be sold freely in the public market upon issuance, subject to relevant vesting schedules and applicable securities laws. In addition, we have in the past and may in the future issue equity securities as consideration for various types of corporate transactions, including acquisitions, strategic partnerships and licensing transactions, which results in dilution to our existing stockholders and may result in additional sales of our common stock.

There is no existing trading market for the Convertible Notes.

There is no existing trading market for the Convertible Notes. We do not intend to apply for listing of the Convertible Notes on any securities exchange or to arrange for quotation on any interdealer quotation system. It is unlikely that an active trading market will develop for the Convertible Notes. Unless an active trading market develops, you may not be able to sell the Convertible Notes at a particular time or at a favorable price.

The holders of the Convertible Notes will not be entitled to any rights with respect to our common stock but will be subject to all changes made with respect to our common stock.

The holders of the Convertible Notes will not be entitled to any rights with respect to our common stock until the Convertible Notes are converted, but will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the relevant holder acquiring shares of our common stock as a result of conversion of such holder’s Convertible Note or the repayment of the Convertible Note in the form of common stock, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The sale or availability for sale of shares issuable upon conversion of the Convertible Notes may depress the price of our common stock and encourage short sales by third parties, which could further depress the price of our common stock.

To the extent that one or more investors in the Convertible Notes sell shares of our common stock issued upon conversion of the Convertible Notes, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of such shares may cause stockholders to sell their shares of our common stock, which could further contribute to any decline in the price of our common stock. Any downward pressure on the price of our common stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our common stock by increasing the number of shares of our common stock being sold, which could further contribute to any decline in the market price of our common stock.

We have never paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors, and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements that involve risks and uncertainties. These statements relate to future periods, future events or our future operating or financial plans or performance. When used in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “project,” “future,” “forecast,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “target,” “strategy,” “seem,” “should,” “seeks,” “scheduled,” “will,” “would,” and similar expressions are intended to identify forward-looking statements.

The forward-looking statements are based on the current expectations of our management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

•	our ability to develop new 5th generation (“5G”) products under collaboration agreements with our major partners;
•	our financial and business performance, including our financial projections and business metrics;
•	macroeconomic conditions, including labor disputes, depreciation of the U.S. dollar, volatility in the capital markets, inflationary impacts and disruptions to the global supply chain;
•	the imposition of duties and tariffs and other trade barriers and retaliatory countermeasures implemented by the U.S. and other governments;
•	changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;
•	increase in supply chain costs, including raw materials, sourcing, transportation and energy;
•	our inability to anticipate the future market demands and future needs of our customers;
•	the impact of component shortages, suppliers’ lack of production capacity, natural disasters or pandemics on our sourcing operations and supply chain;
•	our ability to meet the prospective delivery time for our products and fulfill customer orders;
•	our future capital requirements and sources and uses of cash;
•	our ability to cover our future capital expenditures and to pay down our near-term debt obligations;
•	our ability to obtain funding and raise capital for our operations;
•	our ability to access the capital markets and credit markets;
•	our anticipated financial performance, including gross margin, and the expectation that our future results of operations will fluctuate on a quarterly basis for the foreseeable future;
•	our expected capital expenditures, cost of revenue and other future expenses, and the sources of funds to satisfy the liquidity needs of the Company;

•	our ability to maintain the listing of our common stock on the NYSE;
•	technology, cybersecurity, and data privacy risks;
•	intense market competition;
•
geopolitical conditions, including political instability in the U.S. and Korea, unrest and sanctions, war, conflict, including the ongoing conflicts between Russia and Ukraine, conflicts in the Middle East, and increasing tensions between China and Taiwan;

•	legislative and regulatory risks, including those relating to the recent enactment of the One Big Beautiful Bill Act and the impact of a continued shutdown of the U.S. government;
•	uncertainties and risks relating to new trade regulations, including tariffs and export control regulations;
•	reputational risks; and
•
other risks and uncertainties described in the registration statement of which this prospectus supplement forms a part, including those under the section entitled “Risk Factors” and those incorporated by reference herein.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus.

These forward-looking statements made by us in this prospectus supplement, the accompanying prospectus, or any of the documents incorporated by reference in this prospectus supplement and accompanying prospectus speak only as of the date of this prospectus supplement and the accompanying prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law or regulation. You should, however, review additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and incorporated herein by reference.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we incorporated by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $18.7 million, after deducting estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including repayment of certain outstanding indebtedness. Accordingly, we will retain broad discretion over the use of these proceeds.

DESCRIPTION OF NOTES

We are offering up to $20,000,000 aggregate principal amount of our mandatory convertible promissory notes, which we refer to herein as the “Convertible Notes.” The Convertible Notes are interest-free, unsecured obligations of GCT Semiconductor Holding, Inc. and are convertible into shares of our common stock. The Convertible Notes are being issued pursuant to this prospectus supplement, the Purchase Agreement, and the form of Convertible Note attached thereto.

This prospectus supplement also covers the shares of our Common Stock issuable from time to time upon conversion of the Convertible Notes, including upon elective conversion, mandatory conversion at maturity, or automatic conversion in connection with a change of control, as described below.

The following is a description of the material terms of the Convertible Notes and the Purchase Agreement. Capitalized terms used in this description but not otherwise defined herein have the meanings assigned to them in the Convertible Notes or the Purchase Agreement, as applicable. This description supplements the information under “Description of Debt Securities” in the accompanying prospectus and replaces any inconsistent description therein. This summary is not complete and is qualified in its entirety by reference to the Convertible Notes and the Purchase Agreement. Copies of those documents are available as described under “Where You Can Find More Information.

General

The Convertible Notes are being issued in certificated form and are not represented by global securities. The Convertible Notes bear no interest, are unsecured obligations of the Company, and are convertible into registered, freely tradable shares of our common stock (“Registered Free Trading Shares of Common Stock”), subject to the terms described below.

At any time a Convertible Note is outstanding, we are required to reserve at least 200% of the maximum number of shares of common stock issuable upon full conversion of all outstanding Convertible Notes.

The Convertible Notes contain customary anti-dilution adjustments for stock splits, stock dividends and similar events, as well as protections in the event of a fundamental transaction.

Offering; Commitment Amount; Subscription Price

Under the Purchase Agreement, we may issue one or more Convertible Notes in an aggregate principal amount of up to $20,000,000.

Each Convertible Note is issued at a purchase price equal to 96.5% of its principal amount, reflecting an original issue discount of 3.5%.

Tranches

Initial Tranche

We may request an initial advance of up to $500,000 (the “First Advance”), which will be funded following satisfaction of the conditions set forth in the Purchase Agreement, including the filing of a prospectus under the Registration Statement covering the Convertible Note and the shares issuable upon conversion thereof.

Subsequent Tranches

Beginning on the eleventh trading day following the closing of the First Advance, we may, from time to time and in our discretion, request additional advances of up to $500,000 per advance (each, a “Subsequent Advance”), subject to the terms and conditions of the Purchase Agreement, including limitations on frequency, pricing conditions, and the Investor’s right to decline any such request.

We are not obligated to request any advances, and the timing and amount of any advances are within our discretion.

Maturity Date

Unless earlier converted or redeemed, each Convertible Note will mature 24 months after its issuance date. At maturity, any outstanding amounts will automatically convert into shares of our common stock unless we have elected to redeem such amounts in cash in accordance with the terms of the Convertible Notes.

Conversion

The holder may convert all or any portion of the outstanding principal of a Convertible Note at any time prior to maturity. Upon conversion, we will issue a number of shares of common stock equal to the conversion amount divided by the applicable conversion price.

The conversion price is equal to 95% of the average volume-weighted average price (“VWAP”) of our common stock during the three trading days immediately preceding the date of the holder’s delivery of a conversion notice.

Mandatory Conversion

The Convertible Notes will be mandatorily converted upon a change of control and at maturity, unless, in the case of maturity, we have elected to redeem the outstanding amounts in cash in accordance with their terms.

Beneficial Ownership Limitation; Exchange Cap

Conversions are prohibited to the extent they would cause the holder, together with its affiliates, to beneficially own more than 4.99% of our outstanding common stock, which limit may be increased to up to 9.99% upon 61 days’ prior written notice. In addition, conversions are subject to limitations under applicable NYSE rules requiring shareholder approval for issuances above the applicable threshold (the “Exchange Cap”), unless such approval is obtained.

Redemption

We may redeem all or a portion of any Convertible Note for cash beginning 12 months after issuance. If redeemed between 12 months and 18 months after issuance, we must pay a premium of 7% of the principal amount. If redeemed on or after 18 months but prior to maturity, we must pay a premium of 14% of the principal amount. Any redemption is subject to advance notice requirements and does not apply to amounts for which the holder has already delivered a conversion notice during the applicable notice period.

Change of Control

Upon a change of control, all outstanding principal will automatically convert into shares of our common stock immediately prior to the consummation of such transaction. A change of control generally includes a sale of substantially all assets, certain mergers or business combinations, or the acquisition of a majority of the Company’s voting securities, subject to customary exceptions.

Adjustments

The Convertible Notes provide for customary anti-dilution adjustments if we pay stock dividends, subdivide or combine our outstanding common stock, or undertake certain reclassifications or recapitalizations. In any Fundamental Transaction, the holder will be entitled to receive the same securities, cash or other consideration as if the Convertible Notes had been converted immediately prior to that transaction. Any successor entity is required to assume the Company’s obligations under the Convertible Notes and the Note Purchase Agreement.

Covenants

While any Convertible Notes remain outstanding, we are required to reserve from our authorized and unissued common stock at least 200% of the maximum number of shares issuable upon full conversion of all outstanding Convertible Notes. We are also required to maintain an effective registration statement and corresponding prospectus covering the issuance and resale of the shares issuable upon conversion, maintain a transfer agent that participates in the DWAC and FAST systems, and take all actions necessary to ensure the timely issuance and delivery of such shares.

Delivery of Shares Upon Conversion

Shares issuable upon conversion must be delivered through DWAC within two trading days after receipt of a conversion notice. If we fail to deliver such shares when due, we are required to pay liquidated damages of $10 per $1,000 of shares subject to the conversion for each trading day the delay continues. If the holder is required to purchase shares in the market to cover a sale due to our failure to timely deliver the shares (a “buy-in”), we are required to reimburse the holder for any resulting loss.

Ranking

The Convertible Notes constitute unsecured obligations of the Company and rank pari passu with all other unsecured indebtedness of the Company.

PLAN OF DISTRIBUTION

The terms of this offering were subject to market conditions and negotiations between us and the investor. We entered into the Purchase Agreement directly with a single institutional investor who has agreed to purchase the Convertible Notes and the shares issuable upon conversion thereof. We will only sell such securities to the investor that has entered into the Purchase Agreement.

We currently anticipate that the initial closing of the sale of the Convertible Notes will occur promptly following the satisfaction of the conditions set forth in the Purchase Agreement, including the filing of a prospectus under our effective registration statement covering the Convertible Notes and the shares issuable upon conversion thereof. Under the Purchase Agreement, we may, from time to time and in our discretion, request additional advances of up to $500,000 per advance, subject to the terms and conditions of the Purchase Agreement.

The net proceeds from each issuance of Convertible Notes will equal approximately 96.5% of the principal amount of such Convertible Notes, reflecting a 3.5% original issue discount, before deducting any applicable expenses. Our obligation to issue shares of our common stock upon conversion of the Convertible Notes is subject to the terms and conditions set forth in the Convertible Notes and the Purchase Agreement, including beneficial ownership limitations and exchange cap restrictions.

We do not intend to apply to list the Convertible Notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system.

Our common stock is listed on the NYSE under the symbol “GCTS.” Our transfer agent is Continental Stock Transfer & Trust Company.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Morgan, Lewis & Bockius LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus are part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the worldwide web is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede this information. We incorporate by reference into this prospectus supplement the specific documents listed below and all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the Offering of Securities under this prospectus supplement (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules), which future filings shall be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date we subsequently file such documents. The SEC file number for these documents is 1-41013.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 25, 2026;
•	Our Current Reports on Form 8-K filed with the SEC on January 29, 2026 and February 25, 2026 (excluding any portions thereof that are furnished and not filed); and
•	The description of our securities contained in Exhibit 4.9 to the Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026 .

Any statement contained in this prospectus supplement or in any document incorporated by reference into this prospectus supplement shall be deemed to be modified or, where applicable, superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any subsequently filed document that also is incorporated by reference into this prospectus supplement modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference into this prospectus supplement and a copy of the registration statement of which this prospectus supplement is a part. You can request copies of such documents if you write us at our principal executive offices at 2290 North 1st Street, Suite 201 San Jose, CA 95131, or call our telephone number at (408) 434-6040.

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. You may also obtain copies of our SEC filings statement as described above under the heading “Where You Can Find More Information.”

PROSPECTUS

$200,000,000

GCT Semiconductor Holding, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We, from time to time, may offer and sell, in one or more offerings, up to $200,000,000 of any combination of shares of our common stock ( Common Stock ), shares of our preferred stock, debt securities, warrants ( Warrants ), rights and units. We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time securities are offered under this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities and may also supplement, update or amend information contained in this prospectus.

We may offer and sell these securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of these methods. If we use underwriters, dealers or agents to sell these securities, we will name them and describe their compensation arrangements in the prospectus supplement relating to such offering.

Our Common Stock and Warrants are traded on the New York Stock Exchange under the symbols GCTS and GCTS-WT, respectively. On March 28, 2025, the closing price of our Common Stock was $1.78 per share, and the closing price of our Warrants was $0.0861 per Warrant.

We are an emerging growth company under federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See the section titled Risk Factors beginning on page 3 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2025

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1

PROSPECTUS SUMMARY	2

RISK FACTORS	3

WHERE YOU CAN FIND MORE INFORMATION	4

DOCUMENTS INCORPORATED BY REFERENCE	4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	5

USE OF PROCEEDS	6

DESCRIPTION OF COMMON STOCK	7

DESCRIPTION OF PREFERRED STOCK	8

DESCRIPTION OF WARRANTS	9

DESCRIPTION OF DEBT SECURITIES	11

DESCRIPTION OF RIGHTS	15

DESCRIPTION OF UNITS	15

PLAN OF DISTRIBUTION	16

LEGAL MATTERS	17

EXPERTS	17

The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

All references in this prospectus to we, us, our, and GCT refer only to GCT Semiconductor Holding, Inc. and not to any existing or future subsidiaries of GCT Semiconductor Holding, Inc., unless the context otherwise requires.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement on Form S-3 that we filed with the SEC using a shelf registration process. Under this shelf process, we may offer and sell, from time to time in one or more offerings, the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer and the general manner in which these securities may be offered. Each time we sell securities under this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. That prospectus supplement may also supplement, update or amend information contained in or incorporated by reference into this prospectus.

The registration statement of which this prospectus is a part contains additional information about us and the securities we may offer by this prospectus. Specifically, we have filed and incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file or incorporate by reference certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC that are incorporated by reference into this prospectus.

In addition, we may prepare and deliver one or more free writing prospectuses to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities or other information.

This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the actual documents filed with the SEC.

Copies of the registration statement of which this prospectus is a part and of the documents incorporated by reference into this prospectus may be obtained as described below under the heading Documents Incorporated by Reference and under the heading Where You Can Find More Information.

You should not assume that the information contained in this prospectus, the registration statement to which this prospectus is a part, any accompanying prospectus supplement or any free writing prospectus that we deliver to you is accurate as of any date other than the date of such documents or that the information incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, operating results, financial condition, capital resources and prospects may have changed since that date.

You should rely only on the information contained in or incorporated by reference into this prospectus, the registration statement of which this prospectus is a part, any accompanying prospectus supplement, and any free writing prospectus that we deliver to you. We have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading Risk Factors and our financial statements.

Business Summary

Company Overview

GCT Semiconductor Holding, Inc. ( GCT ) was founded in Silicon Valley, California in 1998 and is a fabless semiconductor company that specializes in the design, manufacturing and sale of communication semiconductors, including high-speed wireless communication technologies such as 5G/4.75G/4.5G/4G transceivers ( RF ) and modems, which are essential for a wide variety of industrial, B2B and consumer applications. We have successfully developed and supplied communication semiconductor chipsets and modules to leading wireless operators worldwide, as well as to original design manufacturers ( ODMs ) and original equipment manufacturers ( OEMs ) for portable wireless routers (e.g., Mobile Router/MiFi), indoor and outdoor fixed wireless routers (e.g., CPE), industrial machine-to-machine ( M2M ) applications and smartphones.

We oversee sales, marketing, and accounting operations from our headquarters in San Jose, California. We conduct product design, development, and customer support through our fully owned subsidiaries, GCT Research, Inc. ( GCT R ) and MTH, Inc., both of which are located in South Korea. GCT R serves as our research and development center. In addition, we utilize separate sales offices for local technical support and sales in Taiwan, China, and Japan.

Our current product portfolio includes RF and modem chipsets based on 4th generation ( 4G ), known as Long Term Evolution ( LTE ), technology offering a variety of chipsets differentiated by speed and functionality. These include 4G LTE, 4.5G LTE Advanced (twice the speed of LTE), and 4.75G LTE Advanced-Pro (four times the speed of LTE) chipsets. We also develop and sell cellular IoT chipsets for low-speed mobile networks such as eMTC/NB- IOT/Sigfox, and other network protocols.

Corporate Information

Our principal executive offices are located at 2290 North 1st Street, Suite 201 San Jose, CA 95131, and our telephone number is (408) 434-6040.

Implications of Being a Smaller Reporting Company

We are a smaller reporting company meaning that the market value of our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recent completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

RISK FACTORS

Investing in our securities involves risks. Before investing in our securities, you should carefully consider the specific risks set forth under the caption Risk Factors in our filings with the Securities and Exchange Commission (which we refer to as the SEC ) that are incorporated by reference into this prospectus and under the caption Risk Factors in any accompanying prospectus supplement or free writing prospectus that we deliver to you. You should also carefully consider all other information contained in or incorporated by reference into this prospectus or in any accompanying prospectus supplement or free writing prospectus that we deliver to you. A discussion of the documents incorporated by reference into this prospectus is set forth below under the heading Documents Incorporated by Reference.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to certain information reporting requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act ), and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you at the SEC s website at http://www.sec.gov and our website at https://investors.gctsemi.com/sec-filings. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information about us and the securities offered by this prospectus. You may review and obtain a copy of the registration statement and the exhibits that are a part of the registration statement through the SEC s website or our website. You can also call or write us for a copy as described below under Documents Incorporated by Reference.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede this information. We incorporate by reference into this prospectus the specific documents listed below and all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities under this prospectus (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules), which future filings shall be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such documents. The SEC file number for these documents is 1-41013.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 25, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on January 29, 2025 and March 25, 2025 (excluding any portions thereof that are furnished and not filed); and

•	The description of our securities contained in Form 8-A/A filed with the Commission on April 5, 2024.

Any statement contained in this prospectus or in any document incorporated by reference into this prospectus shall be deemed to be modified or, where applicable, superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document that also is incorporated by reference into this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference into this prospectus and a copy of the registration statement of which this prospectus is a part. You can request copies of such documents if you write us at our principal executive offices at 2290 North 1st Street, Suite 201 San Jose, CA 95131, or call our telephone number at (408) 434-6040.

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. You may also obtain copies of our SEC filings statement as described above under the heading Where You Can Find More Information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Our forward-looking statements include, but are not limited to, statements regarding our and our management team s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipate, believe, continue, could, estimate, expect, intends, may, might, plan, possible, potential, predict, project, should, will, would and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company s forward-looking statements:

•	our financial and business performance, including our financial projections and business metrics;
•	changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;
•	unexpected increases in our expenses resulting from inflationary pressures and rising interest rates, including manufacturing and operating expenses and interest expenses;
•	our inability to anticipate the future market demands and future needs of our customers;
•	our ability to develop new 5th generation ( 5G ) products under collaboration agreements with our major partners;
•	the impact of component shortages, suppliers lack of production capacity, natural disasters or pandemics on our sourcing operations and supply chain;
•	our future capital requirements and sources and uses of cash;
•	our ability to obtain funding for our operations;
•	our anticipated financial performance, including gross margin, and the expectation that our future results of operations will fluctuate on a quarterly basis for the foreseeable future;
•	our expected capital expenditures, cost of revenue and other future expenses, and the sources of funds to satisfy our liquidity needs;
•	the outcome of any legal proceedings that may be instituted against us following completion of the Business Combination and transactions contemplated thereby;
•	our ability to maintain the listing of our Common Stock on the NYSE;
•	the risk that the Business Combination disrupts current plans and operations;
•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of us to grow and manage growth profitably;
•	costs related to the Business Combination; and
•	other risks and uncertainties indicated in this prospectus, including those under Risk Factors herein, and other filings that have been made or will be made with the SEC.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the Risk Factors section. The risks described in Risk Factors are not exhaustive. These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement or a free writing prospectus, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including, but not limited to, working capital, capital expenditures, repayment of indebtedness, investments in our subsidiaries, business acquisitions and the repurchase, redemption or retirement of our securities, including shares of our common stock. We may also invest the net proceeds in U.S. government securities, certificates of deposit or other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the prospectus supplement relating to that offering.

DESCRIPTION OF COMMON STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The descriptions below are qualified by reference to the actual text of our Second Amended and Restated Certificate of Incorporation (our Charter ). We urge you to read our Charter in its entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Capital Stock

Our Charter authorizes the issuance of 400,000,000 shares of Common Stock, $0.0001 par value per share and 40,000,000 shares of Preferred Stock, $0.0001 par value.

As of March 20, 2025, there were 48,246,480 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

Voting Power

Except as otherwise provided by the General Corporate Law of the State of Delaware (the DGCL ) or our Charter and subject to the rights of holders of any series of Preferred Stock, all of the voting power of our stockholders will be vested in the holders of our Common Stock, and each holder of our Common Stock will have one vote for each share held by such holder on all matters voted upon by the stockholders of the Company; provided, however, that, except as otherwise required by law, holders of our Common Stock, as such, will not be entitled to vote on any amendment to our Charter (or on any amendment to a certificate of designations of any series of Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to our Charter (or pursuant to a certificate of designations of any series of Preferred Stock) or pursuant to the DGCL. There will be no cumulative voting.

Dividends

Except as otherwise provided by the DGCL or our Charter, dividends may be declared and paid on our Common Stock from funds lawfully available therefor if, as and when determined by our Board and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

Liquidation

Upon the dissolution or liquidation or winding up of the affairs of the Company, whether voluntary or involuntary, holders of our Common Stock will be entitled to receive all our assets available for distribution to our stockholders equally on a per share basis, subject to any preferential rights of any then outstanding shares of Preferred Stock and after payment or provision for payment of our debts.

Preemptive Rights; Redemption Rights

The holders of our Common Stock will have no preemptive rights to subscribe for any shares of any class of our stock. Our Common Stock will not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of our capital stock.

Listing

Our Common Stock and our Warrants are currently listed on the NYSE under the symbols GCTS and GCTS-WT, respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK

Our Charter provides that shares of our Preferred Stock may be issued from time to time in one or more series. Our Board will be authorized to establish the voting rights, if any, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, applicable to the shares of each series of our Preferred Stock. Our Board can, without stockholder approval, issue our Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of our Board to issue our Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management. We have no Preferred Stock outstanding at the date hereof.

DESCRIPTION OF WARRANTS

The following summarizes the general terms of stock and debt warrants that we may offer. The particular terms of any stock and debt warrants will be described in an accompanying prospectus supplement. The description below and in any accompanying prospectus supplement is not complete. You should read the form of warrant agreement and any warrant certificate that we will file with the SEC.

Warrants to Purchase Capital Stock

If we offer stock warrants, the prospectus supplement will describe the terms of the stock warrants, including:

•	The offering price, if any;
•	If applicable, the designation and terms of any Preferred Stock purchasable upon exercise of Preferred Stock warrants;
•	The number of shares of Common Stock or Preferred Stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;
•	The dates on which the right to exercise the stock warrants begins and expires;
•	U.S. federal income tax consequences;
•	Call provisions, if any;
•	The currencies in which the offering price and exercise price are payable; and
•	If applicable, the antidilution provisions of the stock warrants.

The shares of Common Stock or Preferred Stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and nonassessable.

Exercise of Warrants to Purchase Capital Stock

You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of Common Stock or Preferred Stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Stockholders

Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders or to exercise any rights whatsoever as our stockholders.

Warrants to Purchase Debt Securities

If we offer debt warrants, the accompanying prospectus supplement will describe the terms of the warrants, including:

•	The offering price, if any;
•	The designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;
•	If applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;
•	If applicable, the date on and after which the debt warrants and the related securities will be separately transferable;
•	The principal amount of debt securities purchasable upon exercise of one debt warrant, and the price at which the principal amount of debt securities may be purchased upon exercise;
•	The dates on which the right to exercise the debt warrants begins and expires;
•	U.S. federal income tax consequences;
•	Whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	The currencies in which the offering price and exercise price are payable; and
•	If applicable, any antidilution provisions.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in an accompanying prospectus supplement.

Exercise of Warrants to Purchase Debt Securities

You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

No Rights as Holders of Debt Securities

Warrant holders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrant holders are not entitled to payments of principal of and interest, if any, on the debt securities.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and may be issued in one or more series. Unless otherwise expressly stated in an accompanying prospectus supplement, the debt securities will represent our general, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

Any debt securities that we issue will be issued under an indenture that will be entered into between us and a bank or trust company, or other trustee that is qualified to act under the Trust Indenture Act of 1939 (the TIA ), which we select to act as trustee. A copy of the indenture (the Indenture ) will be filed as an exhibit to a prospectus supplement to the registration statement of which this prospectus forms a part. The Indenture may be modified by one or more supplemental indentures, which we will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part. Any debt securities that we issue will include those stated in the Indenture (including any supplemental indentures that specify the terms of a particular series of debt securities) as well as those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture. The Indenture will be subject to and governed by the terms of the TIA.

The following description and any description in an accompanying prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the indentures and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the Indentures, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. These summaries set forth certain general terms and provisions of the securities to which any accompanying prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the accompanying prospectus supplement. Copies of the Indenture may be obtained from us or the Trustee.

Please read the accompanying prospectus supplement relating to the series of debt securities being offered for specific terms including, when applicable:

•	the title of the debt securities of the series;
•	the price or prices (expressed as a percentage of the principal amount thereof) at which debt securities of the series will be issued;
•	any limit on the aggregate principal amount of that series of debt securities;
•	whether such securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities;
•	the terms and conditions, if any, upon which the debt securities of the series shall be exchanged for or converted into other of our securities or securities of another person;
•
if the debt securities of there will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

•	the date or dates on which we will pay the principal of the debt securities of the series;
•
the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if applicable, used to determine those rates, the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates, the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

•
the manner in which the amounts of payment of principal of or interest, if any, of the debt securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index;

•
if other than the corporate trust office of the Trustee, the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange and where notices and demands to or upon us in respect of the debt securities of the series may be served, and the method of such payment, if by wire transfer, mail or other means;

•	if applicable, the period or periods within which, and the terms and conditions upon which, we may, at our option, redeem debt securities of the series;
•
the terms and conditions, if applicable, upon which the holders of debt securities may require us to repurchase or redeem debt securities of the series at the option of the holders of debt securities of the series;

•	the provisions, terms and conditions, if any, with respect to any sinking fund or analogous provision;
•	the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000 in excess thereof;
•	whether the debt securities of the series are to be issuable, in whole or in part, in bearer form;
•
whether any fully regulated debt securities of the series will be issued in temporary or permanent global form ( global debt securities ) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;
•	the trustee for the debt securities;
•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of maturity, if other than the full principal amount;
•	any addition to, or modification or deletion of, any covenant described in this prospectus or in the Indenture;
•	any events of default, if not otherwise described below under Events of Default and any change to the right of the holders to declare the principal of any debt securities due and payable;
•
if other than U.S. dollars, the currency, currencies or currency units of denomination of the debt securities of the series, which may be any foreign currency, and if such currency denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•
if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for the debt securities of the series will be payable, in which payments of principal and, if applicable, premium or interest on the debt securities of the series will be payable, and, if necessary, the manner in which the exchange rate with respect to such payments will be determined;

•	any listing of the debt securities on any securities exchange;
•	any additions or deletions to the defeasance or the satisfaction and discharge provisions set forth herein;
•
if and under what circumstances we will pay additional amounts ( Additional Amounts ) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

•	the priority and kind of any lien securing the debt securities and a brief identification of the principal properties subject to such lien;
•	additions or deletions to or changes in the provisions relating to modification of any Indenture; and
•	any other terms of the debt securities of the series (whether or not such other terms are consistent or inconsistent with any other terms of the Indenture).

As used in this prospectus and any accompanying prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the accompanying prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in any accompanying prospectus supplement.

If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the accompanying prospectus supplement relating to those debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the accompanying prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Unless otherwise described in an accompanying prospectus supplement relating to any series of debt securities, there will be no limitation upon our ability to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise indicated in the applicable prospectus supplement, debt securities will be issued in denominations of $1,000 or any integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the accompanying prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States. However, we may, at our option, make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the accompanying prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

•
issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any mailing of a notice of a redemption for the debt securities of that series selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt security, or portion of any debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part.

Book-Entry Debt Securities

We may issue the debt securities in whole or in part in the form of one or more global certificates or notes, which we refer to as global securities, that we will deposit with a depository or its nominee that we identify in the applicable prospectus supplement.

We will describe the specific terms of the depository arrangement covering the debt securities in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depository arrangements.

Upon the issuance of the debt securities in the form of one or more global securities, the depository or its custodian will credit, on its book-entry registration and transfer system, the number of shares or principal amount of securities of the individual beneficial interests represented by these global securities to the respective accounts of persons who have accounts with the depository. Ownership of beneficial interests in the global securities will be shown on, and the transfer of this ownership will be effected only through, records maintained by the depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. These accounts initially will be designated by or on behalf of the underwriters, initial purchasers or agents, or by us if we offer and sell the debt securities directly, and ownership of beneficial interests in the global securities will be limited to participants or persons who hold interests through participants. Qualified institutional buyers may hold their interests in the global securities directly through the depository if they are participants in this system, or indirectly through organizations which are participants in this system. The laws of some states of the U.S. may require that some purchasers of securities take physical delivery of the debt securities in definitive registered form. These limits and the laws may impair your ability to own, transfer or pledge interests in the global securities.

So long as the depository, or its nominee, is the registered owner or holder of the debt securities, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global securities for all purposes. No beneficial owner of an interest in the global securities will be able to transfer that interest except in accordance with the depository s procedures.

We will make dividend payments on, or payments of the principal of, and premium, if any, and interest on, the global securities to the depository or its nominee, as the case may be, as the registered owner of the global securities. We will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interest.

We expect that the depository or its nominee, upon receipt of any dividend payment on, or payment of the principal of, and premium, if any, and interest on, the global securities, will credit participants accounts with payments in amounts proportionate to their respective beneficial interests in the debt securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through the participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for their customers. These payments will be the responsibility of the participants. Transfers between participants in the depository will be effected in the ordinary way through the depository s settlement system in accordance with the depository rules and will be settled in same day funds.

We will issue securities in certificated form in exchange for global securities (subject, in the case of the third bullet point, to the procedures of the depository) if:

•
the depository notifies us that it is unwilling or unable to continue as a depository for the global securities or ceases to be a clearing agency registered under the Exchange Act of 1934, and a successor depository is not appointed by us within 90 days of the notice;

•	an event of default under the instrument governing the debt securities has occurred and is continuing; or
•	we determine that the debt securities will no longer be represented by the global securities.

DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, we may issue rights to purchase the securities offered in this prospectus to our existing stockholders, and such rights may or may not be issued for consideration. The applicable prospectus supplement will describe the terms of any such rights. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the documents pursuant to which such rights will be issued.

DESCRIPTION OF UNITS

As may be specified in an accompanying prospectus supplement, we may issue units consisting of one or more of our securities registered hereby. An accompanying prospectus supplement will describe:

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may offer and sell the securities under this prospectus from time to time in one or more of the following ways:

•	through agents;
•	to dealers;
•	to underwriters;
•	directly to other purchasers or investors; or
•	through a combination of any of these methods of sale.

The distribution of the securities may be made from time to time in one or more transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices;
•	at prices determined by an auction process; or
•	at negotiated prices.

Through Agents

We and the agents designated by us may solicit offers to purchase securities. Agents that participate in the distribution of securities may be deemed underwriters under the Securities Act of 1933, as amended (which we refer to as the Securities Act ). Any agent will be acting on a best efforts basis for the period of its appointment, unless we indicate differently in the prospectus supplement.

To Dealers

The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act.

To Underwriters

We may sell securities to one or more underwriters under an underwriting agreement that we enter into with them at the time of sale. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, that the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of a derivative transaction to close out any related open borrowings of stock. We otherwise may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in either case using this prospectus and the applicable prospectus supplement.

Direct Sales

We may sell securities directly to you, without the involvement of underwriters or agents.

General Information

Any underwriters or agents will be identified and their compensation described in the prospectus supplement applicable to such offering.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make.

Underwriters, dealers and agents (or one or more of their respective affiliates) may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, Palo Alto, California, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$20,000,000 Principal Amount of Convertible Promissory Notes

and

Common Stock Underlying Convertible Promissory Notes

GCT SEMICONDUCTOR HOLDING, INC.

PROSPECTUS SUPPLEMENT

March 25, 2026